Exhibit 23.5

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 20, 2020, with respect to the consolidated financial statements of Care.com, Inc. as of and for the year ended December 31, 2019 included in the Amendment No. 1 to the Registration Statement (Form S-4 No. 333-236420) and related Prospectus of IAC/InterActiveCorp and IAC Holdings, Inc. for the registration of IAC Holdings, Inc. and New Match common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 27, 2020